As filed with the Securities and Exchange Commission on November 18, 2011
Registration No. 333-75854

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IVAX DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3500746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2140 North Miami Avenue, Miami, Florida	33127
(Address of Principal Executive Offices)	(Zip Code)

IVAX Diagnostics, Inc. 1999 Stock Option Plan
(Full title of the plan)

Kevin Clark
Chief Executive Officer, Chief Operating Officer and President
IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127
(Name and address of agent for service)

(305) 324-2300
(Telephone number, including area code, of agent for service)

With a copy to:
David M. Seifer, Esq.
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

Explanatory Statement

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-75854) (the “Registration Statement”) of IVAX Diagnostics, Inc. (the “Company”), which was filed with the Securities and Exchange Commission and became effective on December 21, 2001. The Registration Statement registered an aggregate of 1,090,795 shares of the Company’s common stock to be offered and sold pursuant to the IVAX Diagnostics, Inc. 1999 Stock Option Plan (the “Plan”). As of the date hereof, the Plan has expired and the Company is not permitted to issue any further awards under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister under the Plan all of the shares of the Company’s common stock that remained available for issuance under the Plan as of the expiration date of the Plan.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on November 18, 2011.

IVAX DIAGNOSTICS, INC.

By:	/s/ Kevin D. Clark
Kevin D. Clark,
Chief Executive Officer, Chief
Operating Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Suresh Vazirani	Executive Chairman of the Board of	November 18, 2011
Suresh Vazirani	Directors

/s/ Kevin D. Clark	Chief Executive Officer, Chief	November 18, 2011
Kevin D. Clark	Operating Officer and President

/s/ Arthur R. Levine	Chief Financial Officer and	November 18, 2011
Arthur R. Levine	Vice President - Finance

/s/ Kishore Dudani	Director	November 18, 2011
Kishore Dudani

/s/ Philippe Gadal, Pharm.D.	Director	November 18, 2011
Philippe Gadal, Pharm.D.

/s/ Gerald E. Gallwas	Director	November 18, 2011
Gerald E. Gallwas

/s/ John B. Harley, M.D., Ph.D.	Director	November 18, 2011
John B. Harley, M.D., Ph.D.

/s/ David M. Templeton	Director	November 18, 2011
David M. Templeton

II-3